EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

I, Mimbi Robertson, President of Tabatha IV, Inc. (the “Company”), hereby certify that the accompanying report on Form 10-KSB for the fiscal year ended June 30, 2005, and filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended. I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 22, 2006.	/s/ MIMBI ROBERTSON
Mimbi Robertson, President (principal executive officer)